Exhibit 4.1

                              ONSITE ACCESS, INC.

                           CERTIFICATE OF DESIGNATION

                                       OF

           SERIES A, SERIES B, SERIES C AND SERIES D PREFERRED STOCK

         OnSite Access, Inc., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in its Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors (the "Board of Directors") has adopted the following resolution creating (i) a series of its Preferred Stock, par value $.01 per share, designated as Series A Convertible Preferred Stock, (ii) a series of its Preferred Stock, par value $.01 per share, designated as Series B Redeemable Preferred Stock, (iii) a series of its Preferred Stock, par value $.01 per share, designated as Series C Convertible Redeemable Preferred Stock and (iv) a series of its Preferred Stock, par value $.01 per share, designated as Series D Convertible Redeemable Preferred Stock:

         RESOLVED, that four separate series of the class of authorized Preferred Stock, par value $.01 per share, of the Corporation be hereby created, and that the designations and amounts thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

         1. DESIGNATION AND NUMBER. The Preferred Stock authorized by this Certificate of Designation may be issued from time to time in one or more series. The first series of Preferred Stock shall be designated "Series A Convertible Preferred Stock" and shall consist of 5,869,000 shares. The second series of Preferred Stock shall be designated "Series B Redeemable Preferred Stock" and shall consist of 50,000,000 shares. The third series of Preferred Stock shall be designated "Series C Convertible Redeemable Preferred Stock" and shall consist of 25,069,634 shares. The fourth series of Preferred Stock shall be designated "Series D Convertible Redeemable Preferred Stock" and shall consist of 392,111 shares. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Convertible Preferred Stock, Series B Redeemable Preferred Stock, Series C Convertible Redeemable Preferred Stock and Series D Convertible Redeemable Preferred Stock are as set forth below. Unless stated otherwise herein, the Series A Convertible Preferred Stock, the Series B Redeemable Preferred Stock, the Series C Convertible Redeemable Preferred Stock and the Series D Convertible Redeemable Preferred Stock shall be referred to collectively as "Preferred Stock."

         2. DIVIDEND PROVISIONS. The holders of shares of Series B Redeemable Preferred Stock, the holders of shares of Series C Convertible Redeemable Preferred Stock and the holders of shares of Series D Convertible Redeemable Preferred Stock shall be entitled to receive cumulative dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Series A Convertible Preferred Stock or the Common Stock of the Corporation, at an annual rate equal to 12% of the relevant Investment Amount (as defined in Section 3(a) hereof), as applicable, compounded annually (adjusted to reflect subsequent stock dividends, stock splits, recapitalizations or similar transactions), payable (x) in the case of the Series B Redeemable Preferred Stock, upon the earliest of (i) redemption thereof, (ii) any liquidation, dissolution or winding up of the Corporation or
(iii) when, as and if declared by the Board of Directors (to the extent declared) and (y) in the case of the Series C Convertible Redeemable Preferred Stock and the Series D Convertible Redeemable Preferred Stock, upon the earlier of (i) redemption thereof, (ii) any liquidation, dissolution or winding up of the Corporation, (iii) when, as and if declared by the Board of Directors (to the extent declared) or (iv) conversion of the Series C Convertible Redeemable Preferred Stock or Series D Convertible Redeemable Preferred Stock into Common Stock. Such dividends on the Preferred Stock shall accrue whether or not they have been declared by the Board of Directors and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends and, as to any share of Preferred Stock, shall only accrue from such share's date of issuance. The date on which the Corporation initially issues any share of Preferred Stock which will be denoted on all certificates evidencing such Preferred Stock, will be deemed to be its "date of issuance" regardless of the number of times transfer of such shares is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such shares. Unless all dividends on the outstanding shares of Series B Redeemable Preferred Stock, Series C Convertible Redeemable Preferred Stock and Series D Convertible Redeemable Preferred Stock that shall have accrued and become payable as of any date shall have been paid, or declared and funds set apart for payment thereof, no dividend or other distribution (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) shall be paid to the holders of Series A Convertible Preferred Stock or Common Stock and no shares of Series A Convertible Preferred Stock or Common Stock shall be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries (except by conversion into or exchange for Common Stock), nor shall any monies be paid or made available for a purchase, redemption or sinking fund for the purchase or redemption of any Series A Convertible Preferred Stock or Common Stock; PROVIDED, HOWEVER, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment; AND PROVIDED FURTHER that this restriction may be waived upon the written consent of the holders of at least a majority of the then outstanding shares of Series C Convertible Redeemable Preferred Stock and Series D Convertible Redeemable Preferred Stock voting together as a single class. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Convertible Preferred Stock or Common Stock which may be in arrears. No dividend may be declared or paid on the Series C Convertible Redeemable Preferred Stock unless a corresponding dividend is declared or paid, as the case may be, on the Series D Convertible Redeemable Preferred Stock such that the total amount paid is divided ratably between the Series C Convertible Redeemable Preferred Stock and the Series D Convertible Redeemable Preferred Stock based upon the relative aggregate amounts of the Series C Investment Amount and the Series D Investment Amount represented by the outstanding shares of each such Series.

         The holders of shares of Series A Convertible Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, after and subordinate to the declaration and payment of all dividends then due and owing on any of the Series B Redeemable Preferred Stock, the Series C Convertible Redeemable Preferred Stock and the Series D Convertible Redeemable Preferred Stock. No dividend may be declared or paid on the Series A Convertible Preferred Stock unless a corresponding dividend is declared or paid, as the case may be, on the Common Stock such that the total amount paid is divided ratably between the Series A Convertible Preferred Stock and the Common Stock based on the relative number of shares of Common Stock into which the Series A Convertible Preferred Stock would convert and the number of outstanding shares of Common Stock.

         3. LIQUIDATION.

            (a) SERIES A, SERIES B, SERIES C AND SERIES D PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series B Redeemable Preferred Stock, the Series C Convertible Redeemable Preferred Stock and the Series D Convertible Redeemable Preferred Stock shall be entitled to receive, prior and in preference to any payment of cash or distribution of any of the assets of the Corporation to the holders of Series A Convertible Preferred Stock or Common Stock by reason of their ownership thereof (i) in the case of the Series B Redeemable Preferred Stock, an amount (the "Series B Preference") equal to $1.00 per share (the "Series B Investment Amount") (as adjusted to reflect subsequent stock dividends, stock splits, recapitalizations or similar transactions) for each share of Series B Redeemable Preferred Stock then held by them and (ii) in the case of the Series C Convertible Redeemable Preferred Stock and the Series D Convertible Redeemable Preferred Stock, an amount (the "Series C Preference" and the "Series D Preference", as applicable) equal to the greater of (x) $0.39 per share (the "Series C Investment Amount" and the "Series D Investment Amount", as applicable) (as adjusted to reflect subsequent stock dividends, stock splits, recapitalizations or similar transactions) for each share of Series C Convertible Redeemable Preferred Stock or Series D Convertible Redeemable Preferred Stock then held by them and (y) the amount per share that the holders of the Series C Convertible Redeemable Preferred Stock or Series D Convertible Redeemable Preferred Stock would have received had they converted their shares of Series C Convertible Redeemable Preferred Stock or Series D Convertible Redeemable Preferred Stock into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation, plus in the case of the Series B Redeemable Preferred Stock, the Series C Convertible Redeemable Preferred Stock and the Series D Convertible Redeemable Preferred Stock, an additional amount equal to any accrued but unpaid dividends on such shares of Preferred Stock. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Redeemable Preferred Stock, the Series C Convertible Redeemable Preferred Stock and the Series D Convertible Redeemable Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Redeemable Preferred Stock, the Series C Convertible Redeemable Preferred Stock and the Series D Convertible Redeemable Preferred Stock based upon the relative amounts of the Series B Investment Amount, the Series C Investment Amount and the Series D Investment Amount. With respect to distributions under this
Section 3 or dividends under Section 2 hereof on the Series B Redeemable Preferred Stock, Series C Convertible Redeemable Preferred Stock and Series D Convertible Redeemable Preferred Stock, such distribution on the Series B Redeemable Preferred Stock, Series C Convertible Redeemable Preferred Stock or Series D Convertible Redeemable Preferred Stock shall be divided ratably among all shares based upon the relative Series Preferences of such series of Preferred Stock.

         In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Convertible Preferred Stock shall be entitled to receive, after and subordinate to any payment in cash or distribution of any assets of the Corporation to which holders of the Series B Redeemable Preferred Stock, the Series C Convertible Redeemable Preferred Stock and the Series D Convertible Redeemable Preferred Stock shall be entitled and prior and in preference to any payment of cash or distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof an amount (the "Series A Preference") equal to the greater of (x) $1.11 per share (the "Series A Investment Amount") (as adjusted to reflect subsequent stock dividends, stock splits, recapitalizations or similar transactions) for each share of Series A Convertible Preferred Stock then held by them and (y) the amount per share that the holders of the Series A Convertible Preferred Stock would have received had they converted their shares of Series A Convertible Preferred Stock into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation, plus an additional amount equal to any accrued but unpaid dividends on the Series A Convertible Preferred Stock.

         The term "Investment Amount" with respect to a series of Preferred Stock shall mean, if such series is the Series A Convertible Preferred Stock, the Series A Investment Amount, if such series is the Series B Redeemable Preferred Stock, the Series B Investment Amount, if such series is the Series C Convertible Redeemable Preferred Stock, the Series C Investment Amount and if such series is the Series D Convertible Redeemable Preferred Stock, the Series D Investment Amount.

            (b) REMAINING ASSETS. Upon the completion of the distributions required by Section 3(a) above, the holders of Preferred Stock shall receive no further distributions from the remaining assets of the Corporation.

            (c) DEEMED LIQUIDATION. For purposes of this Section 3, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of a majority of the capital stock or voting power of the Corporation by another person or entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, consolidation or purchase of stock) but excluding the sale of shares of securities of the Corporation to underwriters in connection with an underwritten public offering; or (B) a sale, exchange or other disposition of all or substantially all of the assets of the Corporation, UNLESS the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold more than 50% of the voting power of the surviving or acquiring entity in substantially the same relative percentages after such acquisition or sale as before such acquisition or sale.

            (d) NOTICE OF TRANSACTION. The Corporation shall give each holder of record of Preferred Stock written notice of any impending transaction described in Section 3(c) hereof not later than 20 days prior to the stockholders' meeting called to approve such transaction, or 20 days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than 20 days after the Corporation has given the first notice provided for herein or sooner than 10 days after the Corporation has given notice of any material changes provided for herein; PROVIDED, HOWEVER, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the then outstanding shares of Series B Redeemable Preferred Stock, Series C Convertible Redeemable Preferred Stock and Series D Convertible Redeemable Preferred Stock. Nothing herein shall be deemed to limit any right of approval that any holder of Preferred Stock may have hereunder or otherwise.

            (e) EFFECT OF NONCOMPLIANCE. In the event the requirements of
Section 3(d) are not complied with, the Corporation shall forthwith either cause the closing of the transaction to be postponed until such requirements have been complied with, or cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 3(d) hereof.

            (f) VALUATION OF CONSIDERATION. Whenever a distribution provided for in this Section 3 shall be payable in property other than cash, the value of the property will be deemed its fair market value as determined in good faith by the Board of Directors of the Corporation. Any securities shall be valued as follows:

                (i) Securities not subject to investment letter or other similar restrictions on free marketability:

                    (A) If traded on a securities exchange or the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three days prior to the closing;

                    (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three days prior to the closing; and

                    (C) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the outstanding shares of Series B Redeemable Preferred Stock, Series C Convertible Redeemable Preferred Stock and Series D Convertible Redeemable Preferred Stock.

                (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in Section 3(f)(i) to reflect the approximate fair market value thereof, as mutually determined by the Board of Directors of the Corporation and the holders of at least a majority of the outstanding shares of Series B Redeemable Preferred Stock, Series C Convertible Redeemable Preferred Stock and Series D Convertible Redeemable Preferred Stock.

         4. REDEMPTION. The holders of the Preferred Stock shall have redemption rights as follows (the "Redemption Rights"):

            (a) RIGHT TO REDEEM. At any time after the earlier of (i) the closing of the Corporation's sale of its Common Stock in a public offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") (excluding a registration relating to warrants, or to securities issuable in respect of warrants, which warrants are sold in connection with an offering of debt securities), or (ii) the fifth anniversary of the first issuance of any share of the Series B Redeemable Preferred Stock, the Series C Convertible Redeemable Preferred Stock, or the Series D Convertible Redeemable Stock, as the case may be, upon election (the "Redemption Election") by the holders of a majority of the outstanding shares of (x) the Series B Redeemable Preferred Stock, voting separately as a class, or (y) the Series C Convertible Redeemable Preferred Stock and Series D Convertible Redeemable Stock, voting together as a single class, as the case may be, the Corporation shall redeem all shares of Series B Redeemable Preferred Stock or all shares of the Series C Convertible Redeemable Preferred Stock and the Series D Convertible Redeemable Preferred Stock, as the case may be, in three (3) equal annual installments on the 45th day (the "Initial Redemption Date") following the date of delivery of the Redemption Election to the Corporation and on the first and second anniversaries of such Initial Redemption Date, by paying the redemption price therefor set forth in Section 4(b) hereof (unless such Initial Redemption Date or such first or second anniversary is not a business day in New York, New York, in which event the redemption shall be made on the next business day), UNLESS such redemption has otherwise previously occurred pursuant to the terms of the Series B Redeemable Preferred Stock, the Series C Convertible Redeemable Preferred Stock or the Series D Convertible Redeemable Preferred Stock, as the case may be; AND PROVIDED FURTHER that in the case of an election pursuant to
Section 4(a)(i) above, the redemption price shall be paid in full on such Initial Redemption Date. An Initial Redemption Date, the first and second anniversaries thereof, and any other alternative redemption date specified in this Section 4(a) are sometimes referred to herein as a "Redemption Date."

            (b) REDEMPTION PRICE. The redemption price (the "Redemption Price") for each share of Preferred Stock to be redeemed will be equal to the Investment Amount for the series being redeemed (as adjusted to reflect subsequent stock dividends, stock splits, recapitalizations and similar transactions) on the Initial Redemption Date, plus any accrued but unpaid dividends on such shares of Preferred Stock.

            (c) The Redemption Price with respect to all shares of Series B Redeemable Preferred Stock, Series C Convertible Redeemable Preferred Stock or the Series D Convertible Redeemable Preferred Stock, as the case may be, shall be paid before any redemption payment is made in respect of any other capital stock of the Corporation (or any securities convertible into or exercisable or exchangeable into capital stock of the Corporation), other than Excluded Redemptions. "Excluded Redemptions" shall mean any repurchases of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment.

            (d) At least fifteen (15) days prior to an Initial Redemption Date for a series of Preferred Stock, written notice shall be mailed by the Corporation, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of such shares of Preferred Stock to be redeemed at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation for the purpose of notice or if no such address appears or is given at the place where the principal executive office of the Corporation is located, notifying such holder of the redemption to be effected, specifying the Redemption Date, the Redemption Price, the place at which payments may be obtained and, in the case of the Series C Convertible Redeemable Preferred Stock or the Series D Convertible Redeemable Preferred Stock, the date on which such holder's Conversion Rights (as defined in Section 5 hereof) as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Each holder of Preferred Stock being redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.

            (e) From and after the Redemption Date for a series of Preferred Stock unless there shall have been a default in payment of the Redemption Price, all rights of the holders of such shares of such series that are to be redeemed on the Redemption Date (except the right to receive the Redemption Price) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares on any Redemption Date, are insufficient to pay in full the cash portion of the Redemption Price for the total number of shares to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of shares of Series B Redeemable Preferred Stock, Series C Convertible Redeemable Preferred Stock or Series D Convertible Redeemable Preferred Stock, as the case may be, to be redeemed on such Redemption Date, first, ratably among such series of Preferred Stock to be redeemed on such Redemption Date based upon the relative Investment Amount of such series and, second, ratably among the holders of the shares within each series to be redeemed based upon the relative number of shares held by each such holder. The shares of Series B Redeemable Preferred Stock, Series C Convertible Redeemable Preferred Stock or Series D Convertible Redeemable Preferred Stock, as the case may be, not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series B Redeemable Preferred Stock, Series C Convertible Redeemable Preferred Stock or Series D Convertible Redeemable Preferred Stock, as the case may be, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date, but which it has not redeemed.

            (f) Three (3) days prior to any Redemption Date, the Corporation shall deposit the cash Redemption Price (or portion thereof then due) of all outstanding shares of the series of Preferred Stock designated for redemption in the Redemption Notice, and not yet redeemed or converted, with a bank or trust company having aggregate capital and surplus in excess of $50,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed. Simultaneously, the Corporation shall deposit irrevocable instruction and authority to such bank or trust company to publish the notice of redemption thereof (or to complete such publication if theretofore commenced) and to pay, on and after the date fixed for redemption, the Redemption Price of the series of Preferred Stock to be redeemed to the holders thereof upon surrender of their certificates. Any monies deposited by the Corporation pursuant to this subsection (f) remaining unclaimed at the expiration of six (6) months following the applicable Redemption Date, shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors; PROVIDED, HOWEVER, that the Corporation's obligations to pay the Redemption Price shall continue.

         5. CONVERSION. The holders of the Series A Convertible Preferred Stock, Series C Convertible Redeemable Preferred Stock and the Series D Convertible Redeemable Preferred Stock (the "Convertible Preferred Stock") shall have conversion rights as follows (the "Conversion Rights"):

            (a) RIGHT TO CONVERT. Subject to Section 5(d), each share of each series of the Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Investment Amount of such share of Preferred Stock to be converted by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share shall be $1.11 per share of Series A Convertible Preferred Stock, and $0.39 per share of Series C Convertible Redeemable Preferred Stock or Series D Convertible Redeemable Preferred Stock. The initial Conversion Price shall be subject to adjustment as set forth in Section 5(d).

            (b) AUTOMATIC CONVERSION. Each share of a series of Convertible Preferred Stock shall automatically be converted without any action by a holder of such share into shares of Common Stock at the then effective Conversion Price for such share immediately upon (i) the consummation of a firm commitment underwritten public offering registered under the Securities Act (x) based upon a Corporation valuation exceeding Three Hundred Million Dollars ($300,000,000) prior to the offering, (y) resulting in gross proceeds to the Company of at least Thirty Million Dollars ($30,000,000), and (z) managed by a nationally recognized underwriter reasonably acceptable to the holders of a majority of the then outstanding shares of Series C Convertible Redeemable Preferred Stock and the Series D Convertible Redeemable Preferred Stock, voting together as a single class, or (ii) the affirmative vote of the holders of at least a majority of the then outstanding Series C Convertible Redeemable Preferred Stock and the Series D Convertible Redeemable Preferred Stock, voting together as a single class.

            (c) MECHANICS OF CONVERSION. Before any holder of Convertible Preferred Stock shall be entitled to convert the same into shares of Common Stock pursuant to Section 5(a) hereof, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock to be converted, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. In the case of an automatic conversion under Section 5(b) hereof, in order for a holder of any series of Preferred Stock automatically converted to receive certificates for the shares of Common Stock into which the holder's Preferred Stock was converted, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock being converted and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock to be converted, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. In the case of a conversion pursuant to Section 5(a), such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted and, in the case of a conversion pursuant to Section 5(b), such conversion shall be deemed to have been made immediately prior to the close of business on the date of the event triggering automatic conversion under Section 5(b), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

            (d) CONVERSION PRICE ADJUSTMENTS FOR CERTAIN DILUTIVE ISSUANCES, SPLITS AND COMBINATIONS. The Conversion Price of the Convertible Preferred Stock shall be subject to adjustment from time to time as follows:

                (i) ISSUANCE OF ADDITIONAL STOCK BELOW CONVERSION PRICE. If the Corporation shall issue, after the date on which shares of Series C Convertible Redeemable Preferred Stock or Series D Convertible Redeemable Preferred Stock are first issued by the Corporation (the "Purchase Date"), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for the Series C Convertible Redeemable Preferred Stock or the Series D Convertible Redeemable Preferred Stock, as applicable, in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series C Convertible Redeemable Preferred Stock or the Series D Convertible Redeemable Preferred Stock, as applicable, in effect immediately prior to each such issuance shall automatically be adjusted as set forth in this Section 5(d)(i), unless otherwise provided in this Section 5(d)(i).

                    (A) ADJUSTMENT FORMULA. Whenever the Conversion Price for the Series C Convertible Redeemable Preferred Stock or the Series D Convertible Redeemable Preferred Stock, as applicable, is adjusted pursuant to this Section 5(d)(i), the new Conversion Price for the Series C Convertible Redeemable Preferred Stock or the Series D Convertible Redeemable Preferred Stock, as applicable, shall be determined by multiplying the Conversion Price for the Series C Convertible Redeemable Preferred Stock or the Series D Convertible Redeemable Preferred Stock, as applicable, then in effect by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (the "Outstanding Common") plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price for the Series C Convertible Redeemable Preferred Stock or the Series D Convertible Redeemable Preferred Stock, as applicable; and (y) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of such Additional Stock. For purposes of the foregoing calculation, the term "Outstanding Common" shall include shares of Common Stock deemed issued pursuant to Section 5(d)(i)(E) below.

                    (B) DEFINITION OF "ADDITIONAL STOCK". For purposes of this
Section 5(d)(i), "Additional Stock" shall mean any shares of Common Stock or capital stock, securities, options, warrants to purchase or other instruments of similar effect convertible into or exchangeable for Common Stock issued (or deemed to have been issued pursuant to Section 5(d)(i)(E)) by the Corporation after the Purchase Date other than

                        (1) Common Stock issued pursuant to a transaction described in Section 5(d)(ii) hereof,

                        (2) Shares of Common Stock and options therefor issuable or issued upon exercise of options granted or to be granted under the Corporation's 1999 Stock Option Plan adopted by the Company's Board of Directors providing for the grant of options to purchase not more than 9,096,309 shares of Common Stock or any subsequent stock option plan approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Series C Convertible Redeemable Preferred Stock,

                        (3) Shares of Common Stock and warrants or options therefor issued to brokers, owners or operators of buildings that contract for services from the Company pursuant to a grant or issuance (or a plan providing for such grant or issuance) if and to the extent such grant or issuance (or the plan providing for such grant or issuance) is approved by the affirmative vote of the holders of at least a majority of the then outstanding Series C Convertible Redeemable Preferred Stock, and

                        (4) Shares of Common Stock issued or issuable upon conversion of the Convertible Preferred Stock.

                    (C) NO FRACTIONAL ADJUSTMENTS. No adjustment of the Conversion Price for the Series C Convertible Redeemable Preferred Stock or the Series D Convertible Redeemable Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward.

                    (D) DETERMINATION OF CONSIDERATION. In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors.

                    (E) DEEMED ISSUANCES OF COMMON STOCK. In the case of the issuance (whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 5(d)(i):

                        (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section 5(d)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                        (2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Section 5(d)(i)(D)).

                        (3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price for the Series C Convertible Redeemable Preferred Stock or the Series D Convertible Redeemable Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                        (4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price for the Series C Convertible Redeemable Preferred Stock or the Series D Convertible Redeemable Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed, but only to the extent the Corporation did not pay any consideration in connection with such expiration or termination, to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                        (5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Sections 5(d)(i)(E)(1) and 5(d)(i)(E)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 5(d)(i)(E)(3) or 5(d)(i)(E)(4).

                    (F) NO INCREASED CONVERSION PRICE. Notwithstanding any other provisions of this Section 5(d)(i), except to the limited extent provided for in Sections 5(d)(i)(E)(3) and 5(d)(i)(E)(4), no adjustment of the Conversion Price for the Series C Convertible Redeemable Preferred Stock or the Series D Convertible Redeemable Preferred Stock pursuant to this Section 5(d)(i) shall have the effect of increasing the Conversion Price for the Series C Convertible Redeemable Preferred Stock or the Series D Convertible Redeemable Preferred Stock above (i) the Conversion Price for the Series C Convertible Redeemable Preferred Stock or the Series D Convertible Redeemable Preferred Stock in effect immediately prior to such adjustment or (ii) the initial Conversion Price for the Series C Convertible Redeemable Preferred Stock or the Series D Convertible Redeemable Preferred Stock specified in Section 5(a). No readjustment pursuant to Sections 5(d)(i)(E)(3) and 5(d)(i)(E)(4) above shall have the effect of increasing the Conversion Price for the Series C Convertible Redeemable Preferred Stock or the Series D Convertible Redeemable Preferred Stock to an amount which exceeds the Conversion Price for the Series C Convertible Redeemable Preferred Stock or the Series D Convertible Redeemable Preferred Stock on the original adjustment date.

                (ii) STOCK SPLITS AND DIVIDENDS. In the event the Corporation should at any time or from time to time after the date hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of each series of Convertible Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in
Section 5(d)(i)(E).

                (iii) REVERSE STOCK SPLITS. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for each series of Convertible Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

            (e) OTHER DISTRIBUTIONS. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 5(d)(i), then, in each such case for the purpose of this Section 5(e), the holders of each series of Convertible Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of such series of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

            (f) RECAPITALIZATIONS. If at any time or from time to time there shall be a recapitalization, reclassification, combination, subdivision, merger, transfer, exchange, sale or other disposition of assets, stock split, stock dividend, reverse stock split or other distribution in respect of the Common Stock (other than as provided for elsewhere in this Section 5 or in Section 3) provision shall be made so that the holders of each series of Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of such series of Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of such series of Preferred Stock are convertible as of the record date fixed for such transaction. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of any series of Convertible Preferred Stock after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the Conversion Prices then in effect and the number of shares purchasable upon conversion of such Series of Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

            (g) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this
Section 5 by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Convertible Preferred Stock against impairment and dilution consistent with the terms hereof.

            (h) NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

                (i) No fractional shares shall be issued upon the conversion of any share or shares of Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock of all series the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of any series of Convertible Preferred Stock pursuant to this Section 5, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such series of Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for each series of the Convertible Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of each series of the Convertible Preferred Stock.

            (i) NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of each series of Convertible Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

            (j) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of shares of Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Convertible Preferred Stock, in addition to such other remedies as shall be available to the holders of Convertible Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

            (k) NOTICES. Any notice required by the provisions of this Section 5 to be given to the holders of shares of Convertible Preferred Stock shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, by messenger or by facsimile (subsequently confirmed by telephone), addressed or transmitted to each holder of record at his or her address appearing on the books of the Corporation. Each such notice or other communication shall be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and postage prepaid as aforesaid.

            (l) REGISTRATIONS AND APPROVALS. If any shares of Common Stock which would be issuable upon conversion of a series of Convertible Preferred Stock hereunder require registration with or approval of any governmental authority before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible cause such shares to be duly registered or approved, as the case may be. The Corporation will use commercially reasonable efforts to list the shares of (or depository shares representing fractional interests in) Common Stock required to be delivered upon conversion of shares of such series of Convertible Preferred Stock prior to such delivery upon the principal national securities exchange or quotation system upon which the outstanding Common Stock is listed or eligible for trading at the time of such delivery, if any.

            (m) TAXES. The Corporation shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Convertible Preferred Stock. The Corporation shall not, however, be required to pay any tax which is payable in respect of any transfer involved in the issue or delivery of Common Stock in a name other than that in which the shares of Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person or entity requesting such issue has paid to the Corporation the amount of such tax, or has established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

         6. VOTING RIGHTS. The holders of Preferred Stock shall have voting rights as follows:

            (a) IN GENERAL. The holder of each share of Series B Redeemable Preferred Stock or Series D Convertible Redeemable Preferred Stock will have the right to one vote for such share of Preferred Stock and shall only have the right to vote on those matters expressly provided for elsewhere in this Certificate of Designation or in the Company's Certificate of Incorporation or Bylaws, or as provided in the Delaware General Corporation Law. The holder of each share of Series A Convertible Preferred Stock and Series C Convertible Redeemable Preferred Stock shall have the right to one vote for (x) each such share of Preferred Stock on those matters expressly provided for elsewhere in this Certificate of Designation or in the Company's Certificate of Incorporation or Bylaws, or as provided in the Delaware General Corporation Law and (y) each share of Common Stock into which such share of Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any other provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock as a single class, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of such series of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

         7. PROTECTIVE PROVISIONS.

            (a) So long as any shares of Series C Convertible Redeemable Preferred Stock or Series D Convertible Redeemable Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series C Convertible Redeemable Preferred Stock and Series D Convertible Redeemable Preferred Stock voting together as a single class:

                (i) issue equity securities of any kind in the Corporation or any of its subsidiaries or options, warrants or other rights to purchase or other securities exchangeable for or convertible into equity securities of the Corporation or any of its subsidiaries other than equity securities of the Corporation or other securities exchangeable for or convertible into equity securities of the Corporation or any other similar rights or securities which if issued, exchanged, converted or granted (after obtaining any relevant corporate or shareholder approval thereof), would not constitute "Additional Stock" pursuant to Sections 5(d)(i)(B)(1) through (4) hereof;

                (ii) incur any indebtedness for borrowed money which, when combined with all other then outstanding indebtedness for borrowed money of the Corporation, exceeds $5,000,000 in aggregate principal amount;

                (iii) redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of capital stock of the Corporation other than a redemption of shares of Preferred Stock in accordance with the terms of the Preferred Stock; PROVIDED, HOWEVER, that this restriction shall not apply to the repurchase of up to $250,000 in the aggregate of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment;

                (iv) pay any dividends or make any distributions with respect to the capital stock of the Corporation;

                (v) increase or decrease (except pursuant to Section 8 hereof) the total number of authorized shares of Series A Convertible Preferred Stock or Series B Redeemable Preferred Stock;

                (vi) sell, convey or otherwise dispose of all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than 50% of the Common Stock is disposed of;

                (vii) dissolve, liquidate or wind up the Corporation;

                (viii) change the number of authorized members of the Board of Directors of the Corporation to a number other than seven;

                (ix) create any subsidiary that is not wholly owned, directly or indirectly, by the Corporation or permit any subsidiary of the Corporation to issue any membership or equity interests other than to the Corporation or any subsidiary of the Corporation; or

                (x) amend the Bylaws or Certificate of Incorporation of the Corporation, other than an amendment to the Certificate of Incorporation pursuant to Section 8 hereof to reflect a reduction in the Corporation's authorized capital stock.

         As used in Section 7(a)(ii) above, "indebtedness for borrowed money" means with respect to the Corporation or any of its subsidiaries, all indebtedness in respect of money borrowed, including without limitation all capital leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including conditional sales or similar title retention agreements), other than trade payables incurred in the ordinary course of business.

            (b) So long as any shares of Series A Convertible Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Convertible Preferred
Stock:

                (i) alter or change, or take any action to alter or change, the rights, preferences or privileges of the shares of Series A Convertible Preferred Stock so as to affect adversely such shares;

                (ii) increase or decrease (except pursuant to Section 8 hereof) the total number of authorized shares of Series A Convertible Preferred Stock; or

                (iii) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series A Convertible Preferred Stock with respect to voting, dividends, distributions, redemption or upon liquidation (other than the shares of Series B Redeemable Preferred Stock, Series C Convertible Redeemable Preferred Stock and Series D Convertible Redeemable Preferred Stock authorized for issuance hereunder).

            (c) So long as any shares of Series B Redeemable Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series B Redeemable Preferred Stock:

                (i) alter or change, or take any action to alter or change, the rights, preferences or privileges of the shares of Series B Redeemable Preferred Stock so as to affect adversely such shares;

                (ii) increase or decrease (except pursuant to Section 8 hereof) the total number of authorized shares of Series B Redeemable Preferred Stock; or

                (iii) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series B Redeemable Preferred Stock with respect to voting, dividends, distributions, redemption or upon liquidation (other than shares of Series C Convertible Redeemable Preferred Stock and the Series D Convertible Redeemable Preferred Stock authorized for issuance hereunder).

            (d) So long as any shares of Series C Convertible Redeemable Preferred Stock or Series D Convertible Redeemable Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series C Convertible Redeemable Preferred Stock and the Series D Convertible Redeemable Preferred Stock, voting together as a single class:

                (i) alter or change, or take any action to alter or change, the rights, preferences or privileges of the shares of Series C Convertible Redeemable Preferred Stock or Series D Convertible Redeemable Preferred Stock so as to affect adversely such shares;

                (ii) increase or decrease (except pursuant to Section 8 hereof) the total number of authorized shares of Series C Convertible Redeemable Preferred Stock or Series D Convertible redeemable Preferred Stock; or

                (iii) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series C Convertible Redeemable Preferred Stock or Series D Convertible Redeemable Preferred Stock with respect to voting, dividends, distributions, redemption or upon liquidation (other than shares of Series B Redeemable Preferred Stock authorized for issuance hereunder).

         8. STATUS OF CONVERTED OR REDEEMED STOCK. In the event any shares of Preferred Stock shall be redeemed pursuant to Section 4 hereof or otherwise or shares of Convertible Preferred Stock shall be converted pursuant to Section 5 hereof or otherwise, the shares so redeemed or converted shall be canceled and shall not be issuable by the Corporation. The Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

                                     * * *

         The foregoing Certificate of Designation has been duly adopted by the Corporation's Board of Directors and stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

         Executed at New York, New York, on April ___, 1999.